Exhibit 10.5

Travelport Worldwide Limited

2013 Equity Plan

SECTION 1. Purpose. The purposes of this Travelport Worldwide Limited 2013 Equity Plan (this “Plan”) are to promote the interests of Travelport Worldwide Limited (“TWW”) and its shareholders by (i) attracting and retaining exceptional officers and other employees, non-employee directors and consultants of TWW and its Affiliates and (ii) enabling such individuals to acquire an equity interest in and participate in the long-term growth and financial success of TWW.

SECTION 2. Definitions. Capitalized terms used in this Plan but not expressly defined in this Plan shall have the respective meanings ascribed such terms in the Award Agreement (as defined below). As used in this Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, when used with respect to a specified Person, any Person which directly or indirectly Controls, is Controlled by or is under common control with such specified Person.

“Angelo Gordon” means AG Super Fund International Partners, L.P., Silver Oak Capital LLC and their Affiliates.

“Award” shall mean, individually or collectively, a grant under this Plan of Shares, Restricted Share Units or Options, each as defined in the Award Agreement.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which TWW is a party) evidencing any Award granted hereunder.

“Board” shall mean the Board of Directors of TWW.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which the United States Securities and Exchange Commission is closed.

“Control,” including the correlative terms “Controlling”, “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Disposition,” including the correlative terms “Dispose” or “Disposed,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, hedge or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of Awards or Shares granted pursuant to this Plan (or any interest (pecuniary or otherwise) therein or right thereto), including without limitation derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Shares is transferred or shifted to another Person.

“Effective Date” shall mean May 22, 2013.

“Family Group,” with respect to any natural person, means (i) the spouse, issue, parents, grandparents and grandchildren (in each case, whether natural or adopted) of such natural person and (ii) any trust established solely for the exclusive benefit of such natural person or any of the Persons referred to in the foregoing clause (i).

“Intermediate” shall mean Travelport Intermediate Limited, a Bermuda exempted company, and its Affiliates.

“IPO Corporation” shall mean TWW or a subsidiary holding company formed to create a suitable vehicle for a proposed Qualified Public Offering (other than an offering related to a subsidiary of TWW that is not wholly-owned (either directly or indirectly) by TWW).

“Participant” shall mean any officer or other employee, non-employee director or consultant of TWW or its Affiliates eligible for an Award under Section 4 and selected by the Board to receive an Award under this Plan.

“Permitted Transferee” means any individual who received a Participant’s Shares pursuant to applicable laws of descent and distribution or any member of such Participant’s Family Group and (ii) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only members of such Participant’s Family Group (or entities of which the stockholders, members or general or limited partners of which, include only members of such Participant’s Family Group).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Plan” has the meaning specified in the Section 1 hereof.

“Q Investments” means Q5-R5 Trading, Ltd., R2 Top Hat, Ltd., R2 Investments, LDC and their Affiliates.

“Qualified Public Offering” means any firm commitment underwritten offering of common stock to the public in any country pursuant to an effective registration statement required by the applicable securities laws of such country (i) for which aggregate cash proceeds to be received by the IPO Corporation from such offering (without deducting underwriting discounts, expenses and commissions)

are at least $200,000,000, and (ii) pursuant to which at least 15% of the issued and outstanding common stock of TWW are authorized and approved for listing on the New York Stock Exchange, admitted to trading and quoted in the Nasdaq National Market system or authorized or approved for listing on any other generally recognized exchange (including, but not limited to, exchanges such as the London Stock Exchange and the Hong Kong Stock Exchange).

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Shares” shall mean common shares, par value US$0.0002, of TWW.

“TWW” has the meaning specified in the Section 1 hereof.

SECTION 3. Shares Subject to this Plan. The total number of Shares that may be issued pursuant to Awards under this Plan is 84,107,366, to be allocated as determined by the Board. Shares which are subject to Awards which terminate or lapse without any payment in respect thereof may be granted again under this Plan.

SECTION 4. Administration.

(a) This Plan shall be administered by the Board. Subject to the terms of this Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by this Plan, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the number and type of Awards to be issued under the Award Agreement; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, forfeited, or suspended; (v) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in this Plan and any instrument or agreement relating to an Award made under this Plan; (vi) delegate in writing administrative matters to committees of the Board or to other persons; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (viii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of this Plan.

(b) All designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all persons, including TWW, any Affiliate, any Participant, any holder or beneficiary of any Award, and any member of TWW.

SECTION 5. Eligibility. Any officer or other employee, non-employee director or consultant to TWW or any of its Affiliates (including any prospective officer, employee, non-employee director or consultant) shall be eligible to be designated a Participant.

SECTION 6. Awards.

(a) Grant. Subject to the provisions of this Plan, the Board shall have sole and complete authority to determine the Participants to whom Awards shall be granted, the purchase or exercise price, if any, of an Award, the number and class or classes of Shares to be covered by each Award and the conditions and restrictions applicable to the Award.

(b) Subject to Award. As a condition to the grant of an Award, the Participant will be required to become a party to an Award Agreement. All Awards granted hereunder will be held subject to the terms and conditions of the Award Agreement.

(c) Adjustments. Notwithstanding any other provisions in this Plan or the Award Agreement to the contrary, and subject to any required action by shareholders, if (i) TWW shall at any time be involved in a merger, amalgamation, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of TWW or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of TWW, or any distribution to holders of Shares other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Board necessitates action by way of adjusting the terms of the outstanding Awards, then the Board in its sole discretion and without liability to any Person shall make such substitution or adjustment, if any, as it deems to be equitable (taking into consideration such matters, without limitation, as relative value of each class of Shares and the Restricted Share Units and Options, status of vesting and the nature of the Adjustment Event and its impact on the Shares, the Restricted Share Units and Options), as to (i) the number or kind of Shares or other securities issued or reserved for issuance in respect of Restricted Share Units and Options, (ii) the vesting terms under any Award Agreement, and/or (iii) any other affected terms of any Award.

SECTION 7. Restrictions.

(a) Restrictions on Dispositions. Anything in this Plan to the contrary notwithstanding, no issuance or Disposition of Shares otherwise permitted or required by this Plan shall be made unless such issuance or Disposition is in compliance with any applicable jurisdictional securities laws and listing requirements (including, if applicable, US. federal and state securities laws and the Securities Act and the rules and regulations thereunder).

Except as otherwise permitted by this Plan, anything in this Plan to the contrary notwithstanding, unless otherwise agreed to in writing by TWW, no Disposition of Shares otherwise permitted or required by this Plan shall be effective unless and until any transferee who has not already agreed to the terms of this Plan (and such transferee’s spouse, if applicable) shall execute and deliver to TWW a written agreement in which such transferee (and such transferee’s spouse, if applicable) agrees to be bound by this Plan and to observe and comply with this Plan and with all obligations and restrictions imposed on the Participants hereby and thereby. Any Person who is not already a party to this Plan and acquires Shares in accordance with the provisions of this Plan shall be required to agree to be bound by this Plan by executing (together with such Person’s spouse, if applicable) a written agreement.

Dispositions of Shares may only be made in strict compliance with all applicable terms of this Plan, and any purported Disposition of Shares that does not so comply with all applicable provisions of this Plan shall be null and void and of no force or effect, and TWW shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the Register of Members of TWW. The parties hereto agree that the restrictions contained in this Section 7 are fair and reasonable and in the best interests of TWW and its shareholders.

(b) Permitted Dispositions. Subject to the provisions of Section 7(a), Shares may only be Disposed (a) to a Person who is a Permitted Transferee with respect to the transferring Participant (and each such Permitted Transferee may in turn make any such Disposition to another Person who is a Permitted Transferee with respect to the initial transferring Participant upon the same terms and conditions), (b) with the consent of TWW (which consent shall be granted or withheld in the sole discretion of TWW without regard to the best interests of any Participant) or (c) pursuant to a Tag Offer’s under Section 7(c) or in connection with a drag-along sale pursuant to and in accordance with Section 7(d).

(c) Tag-Along Rights. Intermediate, Angelo Gordon and Q Investments, either directly or indirectly, shall not sell or otherwise effect the Disposition of 50% or more of the aggregate Shares held by Intermediate, Angelo Gordon and Q Investments (in one or a series of transactions, regardless of whether such transactions are related) to a third party (excluding for such purpose Dispositions in connection with a Qualified Public Offering) (“Third Party Offer”) unless the terms and conditions of such Third Party Offer include an offer, on the same terms (except that any consideration otherwise payable in kind may, at the election of the buyer, be paid in cash of equivalent value) to each of the Participants (collectively, the “Tag Offerees”) to include in the Third Party Offer, at the option of each Tag Offeree, a number of Shares owned by each Tag Offeree (“Tag Offer”).

Intermediate, Angelo Gordon and Q Investments, as applicable, shall cause the Third Party Offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Shares from the Tag Offerees as required by this Section 7(c) and a time and place designated for the closing of such purchase, which time shall not be less than 10 days after delivery of such notice) and shall send written notice of such Third Party Offer (the “Inclusion Notice”) to each of the Tag Offerees in the manner specified herein.

Each Tag Offeree shall have the right (a “Inclusion Right”), exercisable by delivery of notice to Intermediate, Angelo Gordon and Q Investments, as applicable, at any time within ten Business Days after receipt of the Inclusion Notice, to sell pursuant to such Third Party Offer, and upon the terms and conditions set forth in the Inclusion Notice, that number of Shares equal to the product of (x) such Tag Offeree’s Shares multiplied by (y) the percentage equal to the excess of the percentage of Shares that Intermediate, Angelo Gordon and Q Investments, as applicable, is proposing to sell relative to the total number of Shares held by Intermediate, Angelo Gordon and Q Investments over 50 percent (50%)

(provided that, with respect to any subsequent Inclusion Right, the percentage shall be based on the percentage of Shares that Intermediate, Angelo Gordon and Q Investments, as applicable, is proposing to sell relative to the total number of Shares held by Intermediate, Angelo Gordon and Q Investments immediately following the exercise of the most recent Inclusion Right).

The Tag Offerees and Intermediate, Angelo Gordon and Q Investments, as applicable, shall sell to the proposed third party transferee the Shares proposed to be transferred by them in accordance with this Section 7(c), at the time and place provided for the closing in the Inclusion Notice, or at such other time and place as the Tag Offerees, Intermediate, Angelo Gordon, Q Investments, as applicable, and the proposed third party transferee shall agree.

(d) Drag-Along Rights. If any of Intermediate, Angelo Gordon or Q Investments receives an offer (excluding for such purpose offers in connection with a Qualified Public Offering) from a Person or group of Persons that is not an Affiliate of Intermediate to purchase 50% or more of the aggregate Shares held by Intermediate, Angelo Gordon and Q Investments (the “Intermediate Drag Shares”), then Intermediate, Angelo Gordon and Q Investments, as applicable, may require each Participant to sell to the applicable buyer(s) a number of Shares that is equal to up to the product of (i) the number of such Shares owned by such Participant and (ii) the percentage equal to the excess of the percentage of Intermediate Drag Shares relative to the total number of issued and outstanding Shares held by Intermediate, Angelo Gordon and Q Investments over fifty percent (50%) (such percentage, the “Relevant Percentage”, and any such transaction, a “Approved Share Sale”). In any such Approved Share Sale, all selling Participants must receive the same relative benefits (except that any consideration otherwise payable in kind may, at the election of the buyer, be paid in cash of equivalent value) and bear the same relative burdens as Intermediate, Angelo Gordon and Q Investments, as applicable, subject to the provisions of this Section 7(d). To the extent any such transaction shall be structured as (I) a merger, amalgamation, conversion, share exchange, consolidation, or a sale of all or substantially all of the assets of TWW, each Participant entitled to vote thereon shall vote in favor of such Approved Share Sale and shall, to the extent permitted by applicable law, waive any appraisal rights or similar rights in connection with such merger, amalgamation, conversion, share exchange, consolidation or sale of all or substantially all of the assets of TWW, or (II) a sale of all or substantially all of the Shares of TWW, the Participants shall agree to sell all of their Shares which are the subject of the Approved Share Sale, on the terms and conditions of such Approved Share Sale.

In order to exercise the rights contemplated by this Section 7(d), Intermediate, Angelo Gordon and Q Investments, as applicable, must give written notice to each Participant as soon as practicable, but in no event later than the earlier of (i) twenty Business Days following the execution of the relevant agreement and (ii) ten Business Days prior to the anticipated closing date of the Approved Share Sale. Such notice must set forth the name of the proposed buyer(s), the proposed amount and form of consideration and the other terms and conditions of the offer, including a copy of the relevant agreement.

Notwithstanding anything herein to the contrary, no Participant shall be required to take any actions under this Section 7(d) in connection with an Approved Share Sale, unless such Participant is not responsible or otherwise liable for more than the lesser of (x) his or her pro rata share (based upon the actual amount of consideration received) of any holdback, escrow or indemnification obligation (other than indemnities in respect to representations and warranties regarding such Participant’s title to his or her Shares, due execution and due authorization), and (y) an amount equal to the actual consideration received by such Participant in such Approved Share Sale.

Notwithstanding the foregoing, the drag-along provisions of this Section 7(d) shall apply to all Shares (subject to the provisions of Section 7(e)).

(e) For purposes of clarification, the restrictions set forth in this Section 7 shall apply only to Shares granted or acquired pursuant to an Award under this Plan, and shall not apply to Shares acquired otherwise.

(f) Notwithstanding anything to the contrary under this Plan or any Award Agreement, this Section 7 shall terminate, become null and void and of no force or effect upon the occurrence of a Qualified Public Offering; provided, however, that any Disposition following a Qualified Public Offering must be in compliance with any applicable jurisdictional securities laws and listing requirements (including, if applicable, U.S. federal and state securities laws and the Securities Act and the rules and regulations thereunder).

SECTION 8. Amendment and Termination.

(a) Amendments to this Plan. The Board may amend, restate, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided that any such amendment, restatement, alteration, suspension, discontinuance, or termination that would be reasonably expected to have a material adverse effect on the rights of any Participant or other holder of an Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

(b) Amendments to Awards. The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination not expressly contemplated by this Plan that would be reasonably expected to have a material adverse effect on the rights of any outstanding Award shall not be effective without the consent of the affected Participant.

SECTION 9. General Provisions.

(a) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or beneficiaries of Awards. The terms and conditions of Awards and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(b) Certificates. All certificates, if any, evidencing Shares or other securities of TWW or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such securities are then listed, any applicable Federal or state laws and applicable law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Withholding. A Participant may be required to pay to TWW or any Affiliate and TWW or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant the amount (in Shares, cash, securities, or other property) of any applicable withholding taxes in respect of an Award or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of TWW to satisfy all obligations for the payment of such taxes. Any Shares that are withheld for taxes shall be available for regrant under this Plan.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship with, TWW or any Affiliate. Further, TWW or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

(e) Governing Law. The validity, construction, and effect of this Plan shall be determined in accordance with the laws of the State of Georgia applicable to contracts made and to be performed therein.

(f) Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

SECTION 10. Term of this Plan.

(a) Effective Date. This Plan shall be effective as of the Effective Date.

(b) Expiration Date. No Award shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement,

any Award granted hereunder may, and the authority of the Board to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after such date.